EXHIBIT 32.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and
Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or
Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of
Chapter 63 of Title 18 of the United States Code.

Jeff Oscodar, the President & Chief Executive Officer of Handheld Entertainment,
Inc, and William J. Bush, the Acting Chief Financial Officer of Handheld
Entertainment, Inc, each certifies that:

1.       the Report fully complies with the requirements of Section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

2.       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of
         Handheld Entertainment, Inc.

By:  /S/ JEFF OSCODAR
    ----------------
Jeff Oscodar
President & Chief Executive Officer

By:  /S/ WILLIAM J. BUSH
    --------------------
William J. Bush
Acting Chief Financial Officer (Principal Accounting Officer)